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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the inclusion in Amendment No. 1 to the Registration Statement dated November 7, 1997 on Form S-4 of Livingston Enterprises, Inc. of our report dated September 26, 1997, except as to Notes 10 and 11, which are as of October 14, 1997, for the years ended August 31, 1996 and 1997 and for each of the years in the three-year period ended August 31, 1997 and to the reference to our firm under the headings "Summary Selected Financial
Information -- Livingston" and "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP



Palo Alto, California


November 7, 1997